Exhibit 99.2

Alberton Acquisition Corporation Issued a Promissory Note

In connection with a Non-Binding Letter of Intent

New York, September 24, 2019/PRNewswire/--Alberton Acquisition Corporation (NASDAQ: ALAC, the “Company”) today announced that, on September 18, 2019, it issued a promissory note (the “Note”) to Global Nature Investment Holdings Limited (“Global Nature”) in connection with a non-binding letter of intent to consummate a business combination (the “LOI”). The principal amount of the note is $1,148,800 and would mature on the consummation of the business combination with Global Nature or another qualified target company (a “Qualified Business Combination”).

Pursuant to the Note, in the event that Global Nature, its registered assignee or successor in interest, notifies the Company that it does not wish to proceed with the Qualified Business Combination (the “Withdrawal Request”), the Company shall only be obligated to repay the Note, as follows: (i) the full principal amount of the Note within 5 business days of such Withdrawal Request if such Withdrawal Request is given on or before September 24, 2019; (ii) 50% of the principal amount of the Note within 5 business days of such Withdrawal Request if the Withdrawal Request is given after September 24, 2019 but on or before October 15, 2019, or the date the subscription amount of this Note is transferred into the trust account (whichever is later); (iii) 50% of the principal amount of the Note as soon as possible, with best efforts, but no later than 5 business days after the Company’s business combination if the Withdrawal Request is given from after October 15, 2019, or the date the subscription amount of this Note is transferred into the trust account (whichever is later); or (iv) the full principal amount of the Note as soon as possible with best efforts but no later than 5 business days after the Company’s business combination or the date of expiry of the term of the Company (whichever is earlier), if the parties have not entered into a definitive agreement with regard to the Qualified Business Combination within 45 days from the date of the Note as a result of the disagreement on the valuation of the Qualified Business Combination. We have not received any Withdrawal Request as of the time of this press release.

Ben Wang, Chairman and CEO of Alberton Acquisition Corp. stated, “We are very excited about this important step forward in our cooperation with Global Nature and CITIC Capital. CITIC Capital is a strong partner for us moving forward. We hope to come back soon with more updates on the progress of our work in this regard.”

Notwithstanding the issuance of the Note and the non-binding LOI, the Company has not entered into any definitive agreements, for the purpose of acquiring, engaging in a share exchange, share reconstruction and amalgamation with, purchasing all or substantially all of the assets of, entering into contractual arrangements with, or engaging in any other similar business combination with one or more businesses or entities.

About ALAC

ALAC is a blank check company, also commonly referred to as a Special Purpose Acquisition Company, or SPAC, formed for the purpose of acquiring, engaging in a share exchange, share reconstruction and amalgamation, purchasing all or substantially all of the assets of, entering into contractual arrangements, or engaging in any other similar business combination with one or more businesses or entities. ALAC’s efforts to identify a target business have not been limited to a particular industry or geographic region.

About Global Nature

Global Nature is a wholly owned subsidiary of CITIC Capital, an investment advisory firm that manages over US$26 billion of capital through its multi-asset class platform. Global Nature holds agri-related assets.

Disclaimer

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Forward-Looking Statements

This press release includes “forward-looking statements” that involve risks and uncertainties that could cause actual results to differ materially from what is expected. Words such as “expects”, “believes”, “anticipates”, “intends”, “estimates”, “seeks”, “may”, “might”, “plan”, “possible”, “should” and variations and similar words and expressions are intended to identify such forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Such forward-looking statements relate to future events or future results, based on currently available information and reflect ALAC management’s current beliefs. A number of factors could cause actual events or results to differ materially from the events and results discussed in the forward-looking statements. In addition, please refer to the Risk Factors section of ALAC’s Form 10-K, its Quarterly Reports on Form 10-Q for additional information identifying important factors that could cause actual results to differ materially from those anticipated in the forward looking statements. Except as expressly required by applicable securities law, ALAC disclaims any intention or obligation to update or revise any forward looking statements whether as a result of new information, future events or otherwise.

Contacts

Alberton Acquisition Corp.

Bin Wang

Tel. +1 (917) 202-8028

Email: ben@albertoncorp.com